CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement Form 20-F/A Amendment No. 2 of our report dated October 13, 2004 (except for Note 13 which is as of January 14, 2005) with respect to the consolidated financial statements of Grandview Gold Inc. (formerly Consolidated Grandview Inc.) for the years ended May 31, 2004, 2003, and 2002.

McCarney Greenwood LLP
Chartered Accountants

Toronto, Canada
November 14, 2005

McCarney Greenwood LLP
Chartered Accountants
10 Bay Street, Suite 900
Toronto, ON M5J 2R8
T 416 362 0515 F 416 362 0539